Exhibit 10.12

OPTION AGREEMENT

This Option Agreement (the “Option Agreement”) is entered into on March 27, 2009, by and between Suzhou EZTripMart Business Services Co., Ltd., a wholly foreign-owned enterprise established in the People’s Republic of China (“China” or “PRC”) with its registered office at Suite 201, 1 Venture House, Modern Industrial Square Phase II, 333 Xing Pu Road, Suzhou Industrial Park, Suzhou (“EZT”); Shanghai EZTripMart Travel Agency Co., Ltd., a limited liability company incorporated in the PRC with its registered office at 13/F, 200 Taicang Road, Shanghai, China (the “Company”); and Shanghai Junli Air Service Co., Ltd., a limited liability company incorporated in China with its registered office at Suite 503, 394-8 Yan’an Road West, Shanghai, China and the sole shareholder of the Company (“Junli”). (Each of EZT, the Company and Junli is herein referred to as a “Party” and collective as the “Parties”).

RECITALS

A.

EZT engages, among other things, in the research and development of computer software and hardware technologies and the provision of related consulting services as well as the provision of management consulting services as set forth in more detail in its business license.

B.

The Company engages, among other things, in the business of travel products and services as set forth in more detail in its business license, including the operation of websites for providing travel products and services (the “Business”), and holds a travel agency license and a Value-Added Telecommunication Services License (collectively, “Licenses”).

C.

Junli is the registered shareholder of the Company, owning 100% equity interest in the Company.

D.

EZT currently provides the Company with certain technical and management consulting and other related services with respect to the latter’s conduct of its Business.

E.

The Parties desire that at an appropriate future time, EZT or its designee become an equity investor in the Company, and in furtherance thereof, Junli wishes to grant to EZT, and EZT wishes to accept from Junli, an irrevocable option, pursuant to which EZT or its designee has the right (but not an obligation) to acquire from Junli or the Company, as the case may be, all or part of the equity interest in or the asset of the Company at any future time, in its sole discretion, in accordance with the terms and conditions hereof and the then applicable PRC laws and regulations.

NOW, THEREFORE, in consideration of the Parties’ mutual promises set forth herein, and for good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1.

Definitions.  In this Option Agreement:

“Agreements and Instruments” has the meaning given to such term in Section 6(a)(vi).

“Business” has the meaning given to such term in Recital B.

“Business Day” means any day when commercial banks are generally open for business in Shanghai, China.

“CIETAC” has the meaning given to such term in Section 19(b).

“Company” has the meaning given to such term in the preamble.

“Dispute” has the meaning given to such term in Section 19.

“Dispute Notice” has the meaning given to such term in Section 19(a).

“Exercise” has the meaning given to such term in Section 4(a).

“Exercise Date” has the meaning given to such term in Section 4(a).

“Exercise Price” has the meaning given to such term in Section 3.

“EZT” has the meaning given to such term in the preamble.

“Governmental Authority” means any domestic or foreign court or other governmental or regulatory authority, agency or other body with jurisdiction over any of the assets or properties of any of the Parties.

“Interests” has the meaning given to such term in Section 2.

“Junli” has the meaning given to such term in the preamble.

“Licenses” has the meaning given to such term in Recital B.

“Notice” has the meaning given to such term in Section 4(a).

“Option” has the meaning given to such term in Section 2.

“Option Agreement” has the meaning given to such term in the preamble.

“Optionee” has the meaning given to such term in Section 2.

“Party” or “Parties” has the meaning given to such term in the preamble.

“Person” means an individual, corporation, joint venture, partnership, enterprise, trust, unincorporated association, limited liability company, government or any department or agency thereof, or any other entity.

“PRC” or “China” has the meaning given to such term in the preamble. For the purpose of this Agreement, it shall not include the Hong Kong Special Administrative Region of the PRC, the Macau Special Administrative Region of the PRC and Taiwan.

“Transfer” has the meaning given to such term in Section 2.

2.

Grant of Option.  On the terms and subject to the conditions of this Option Agreement, Junli or the Company (as the case may be) hereby irrevocably and unconditionally grants EZT an exclusive option (the “Option”), under which EZT shall have the right (but not an obligation) and in it sole discretion to purchase, or designate any other Person to purchase or to purchase jointly with such Person (together with EZT, “Optionee”), up to 100% of the equity interest in the Company or all or part of the Company’s assets (such equity interest and assets are collectively referred to as the “Interests”) on the terms and conditions set forth herein and subject to the then applicable PRC laws and regulations.  Such transfer of the Interests pursuant to the exercise of the Option is referred to as the “Transfer.”

3.

Exercise Price.  Subject to any mandatory valuation and compulsory requirement on the pricing for the Transfer of the Interests as may be required by the then applicable PRC laws and regulations, the price for the purchase of the Interests covered by this Option (the “Exercise Price”) shall be (A) if the Exercise is for the purchase of the equity interest in the Company, the lesser of (i) the amount of the registered capital of the Company as of the Exercise Date and (ii) the book value of the Company as of the Exercise Date; or (B) if the Exercise is for the purchase of the Company’s assets, the book value of the Interests as of the Exercise Date (after giving effect to depreciation and amortization, if any).  In the event of a partial exercise, the Exercise Price shall be proportionately adjusted based on the amount of Interests subject to the exercise.

4.

Exercise of Option.

(a)

If and when EZT elects to exercise the Option (the “Exercise”), EZT shall deliver a notice substantially in the form of Exhibit A hereto (the “Notice”) to Junli and the Board of Directors of the Company stating, among other things, the type and amount of the Interests to be purchased and the name of Optionee to purchase the Interests subject to the exercise of the Option. Junli and the Company shall, within 10 Business Days of the date of the Notice (the “Exercise Date”), execute and submit to the relevant PRC Governmental Authorities all necessary documents as may be required by the Governmental Authorities to effect the Transfer.

(b)

Each of Junli and the Company further agrees to execute such documents and other papers and take all necessary or appropriate action to approve and effect the Transfer, including, without limitation, the registration of the Transfer and the obtaining of an amended business license of the Company, and to use all commercially reasonable efforts to ensure that the Company obtain and maintain all licenses, certificates, permits, authorizations, concessions, approvals, franchises and other rights from all applicable PRC Governmental Authorities necessary to engage in the Business conducted by the Company, including, but not limited to, the Licenses, with any necessary amendments thereto.

(c)

Subject to the terms and conditions of the equity transfer agreement or asset purchase agreement to be entered into by the Parties in connection with the Transfer, the payment of the Exercise Price (as adjusted to reflect partial Exercise) shall be made within 5 Business Day after the Company has delivered to EZT all necessary and applicable approvals to effect the Transfer and an authentic copy of the amended business license of the Company giving effect to the Transfer.

(d)

The Option under this Option Agreement is exercisable once or in multiple times, in whole or in part by Optionee.

5.

Representations and Warranties.

(a)

Each Party hereby represents, warrants and undertakes to the other Parties that:

(i)

It is a limited liability company duly organized and validly existing under PRC laws and is qualified to do business and is in good standing in all jurisdictions in which the nature of the business currently conducted or proposed to be conducted by it or its ownership of property makes such qualification necessary.

(ii)

It has all requisite corporate and other power and authority to execute, deliver, and perform all of its obligations under, this Option Agreement and to consummate the transactions contemplated by this Option Agreement subject to applicable regulatory restrictions and requirements which may exist at the time of the exercise of the Option and the Transfer.

(iii)

It has all licenses, certificates, permits, authorizations, concessions, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable Governmental Authorities necessary to engage in the business conducted by it.

(iv)

This Option Agreement has been duly and validly authorized, executed and delivered by it and will constitute its valid and binding obligations enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and by general equity principles (regardless of whether considered in a proceeding in equity or at law), including (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy; (2) concepts of materiality, reasonableness, good faith and fair dealing.

(b)

Junli hereby further represents, warrants and undertakes to the other Parties that it is the sole registered legal owner of the Interests as of the date hereof, and there is no lien, pledge, claim, other encumbrances or third party restrictions or rights on the Interests except for the rights created by this Option Agreement and the Equity Pledge Agreement entered into among the Parties.  In accordance with this Option Agreement, Optionee shall, upon completion of the Transfer, obtain good and marketable title to the Interests free and clear of any lien, pledge, claim, other encumbrances or third party restrictions or rights.

6.

Undertakings of Junli.

(a)

Within the term of this Option Agreement, without the prior written consent of EZT, Junli shall not:

(i)

enter into any financing, assumption or incurrence of, or act as guarantor or surety for, debt by the Company or subjecting any of the Company’s assets or the Interests to any lien or encumbrance or other third party rights;

(ii)

transfer or otherwise dispose of any Interest;

(iii)

declare or pay any dividend, or make any other distribution in respect of the Interests;

(iv)

amend the governing documents of the Company or any subsidiary of the Company, except as required by applicable law;

(v)

dispose of any of the material assets of the Company other than in the ordinary course of business;

(vi)

create, renew, amend, terminate or cancel, or take any other action, that after notice or lapse of time or both, would reasonably be expected to result in the creation, renewal, amendment, termination or cancellation of, any material agreement, license, franchise, authorization, permit (including the Licenses), certificate, approval or other agreement or instrument by which the Company is bound or to which any of the Company’s assets or properties is subject (collectively, the “Agreements and Instruments”) except in the ordinary course of business;

(vii)

take any action impairing its rights in any Agreements and Instruments or its assets other than in the ordinary course of business;

(viii)

take or fail to take any action which action or omission constitutes a breach or default under any Agreements and Instruments, the effect of which would reasonably be expected to cause a material adverse effect on the Company’s business or financial conditions;

(ix)

acquire or sell in any manner, including by way of merger, consolidation or purchase or sale of any equity interest in or assets of any business.

(b)

Junli shall use all commercially reasonable efforts within the term of this Option Agreement to develop the Business of the Company, and ensure that its operations are in compliance with all applicable PRC laws and regulations, and that it shall never be engaged in any actions or omissions which may harm the assets or the goodwill of the Company or affect the validity of its Licenses.

7.

Rights as a Shareholder.  Optionee shall not have rights as a shareholder with respect to any Interests which may be purchased upon the Exercise unless and until the Option has been duly exercised with respect to such Interests in accordance with the terms hereof and the Transfer has been consummated.  Except as otherwise expressly provided herein, no adjustment shall be made for dividends or other rights for which the record date of the Interests is prior to the date on which the Transfer is duly registered and recorded.

8.

Costs and Expenses.  Except as otherwise provided herein, the Parties shall pay all their own costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection with this Option Agreement.

9.

Term of Agreement.  This Option Agreement shall become effective as of the date of execution hereof by the Parties and shall terminate after all the Interests of the Company have been effectively transferred to Optionee in accordance with the provisions hereof, or by election of EZT with or without cause upon 30 days’ prior written notice to the other Parties.

10.

Notices.  Notices or other communications required to be given by any Party to another pursuant to this Option Agreement shall be in writing and delivered or sent by personal delivery, by facsimile, by registered mail or by internationally recognized courier, fees prepaid, to the fax number or address of the relevant Party set forth below or to such other address or fax number as may from time to time be designated by such Party to the other Parties.

If to EZT:

Address:

20/F, 200 Taicang Road

Luwan District

Shanghai 200020, China

Attn:

Mr. Eric Chui

Fax:

86-21 6336-7084

If to the Company:

Address:

15/F, 200 Taicang Road

Luwan District

Shanghai 200020, China

Attn:

Ms. Coco Hu

Fax:

86-21 6336-2955

If to Junli:

Address:

394-8 Yan’an Road West

Jing An District

Shanghai 200040, China

Attn:

Mr. Deng Ying

Fax:

86-21 6270-3706

Any such notice or communication shall be deemed to have been given if by personal delivery, upon receipt by the addressee; if by facsimile transmission, upon confirmation that the communication was successfully sent to the applicable number; if by registered mail, 7 Business Days after post; if by courier, 3 Business Days after delivery to such courier.

11.

Successors; Assignment.  This Option Agreement binds and will benefit the Parties and their respective successors and permitted assigns. Neither the Company nor Junli may assign this Option Agreement to any third party without the prior written consent of EZT.  EZT may transfer all or any of its rights and obligations under this Option Agreement at any time to any Person at its sole discretion without the prior consent of the Company or Junli.

12.

Severability.  In the event any one or more of the provisions contained in this Option Agreement should be held under any law or regulation to be invalid, illegal or unenforceable in any respect, such provisions shall be severable and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Parties shall engage in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

13.

Waiver and Amendment.  No amendment, modification or waiver of any of the terms of this Option Agreement shall be valid unless set forth in writing and duly signed by the Party against whom enforcement of such amendment, modification or waiver is sought. No delay or failure on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, be construed as a waiver of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at law or in equity.

14.

Governing Law.  This Option Agreement shall be governed by and construed in accordance with the PRC laws.

15.

Captions.  The captions included in this Option Agreement are included solely for convenience of reference and are not to be considered a part of this Option Agreement.

16.

Counterparts.  This Option Agreement may be executed (including by means of facsimile) in various counterparts that together shall constitute one and the same instrument.

17.

Specific Performance. The Parties each acknowledge that, in view of the uniqueness of the matters contemplated by this Option Agreement, each Party would not have an adequate remedy at law for money damages in the event that the covenants to be performed as set forth herein have not been performed in accordance with their terms, and therefore agree that the other Parties shall be entitled to specific performance of the terms hereof and any other equitable remedy to which such Parties may be entitled.

18.

Indemnification.  Each Party shall indemnify, defend and hold the other Party or Parties, as the case maybe, harmless from and against any loss, claim, damage, or liability (including legal and accounting fees and expenses) suffered or incurred by the other Party or Parties arising out of or resulting from such Party’s breach of any representation or warranty under this Agreement or such Party’s breach or violation of, or failure to perform fully, any covenant, agreement, undertaking or obligation under this Agreement.

19.

Dispute Resolution. This Option Agreement shall be governed by procedures other than litigation for settling all claims and disputes (a “Dispute”), under the method set forth in this Section 19.

(a)

If any Dispute arises out of or in connection with this Option Agreement or the performance, breach, termination or invalidity thereof, any Party shall be entitled to serve a notice of Dispute (a “Dispute Notice”) upon the other Parties. The Parties agree, following service of a Dispute Notice, to use their reasonable endeavors to negotiate in food faith to settle such Dispute.

(b)

If the Parties have not settled any such Dispute within 21 days of service of a Dispute Notice, then the Dispute shall be settled by arbitration before China International Economic and Trade Arbitration Centre (“CIETAC”) in accordance with the Rules of Arbitration of CIETAC in force at the date of commencement of the arbitration.

(c)

In any arbitration pursuant to Section 19(b):

(i)

the place of arbitration shall be Shanghai, China;

(ii)

the language to be used in the arbitral proceedings shall be both English and Chinese languages;

(iii)

the appointing authority shall be CIETAC; and

(iv)

3 arbitrators shall be appointed to form an arbitration tribunal to resolve a dispute, one each by the claimant and the respondent, and one (the chairman of the arbitration tribunal) by the chairman of the appointing authority; where there are multiple parties (whether as claimant and/or as respondent), the multiple claimants shall jointly appoint 1 arbitrator and/or the multiple respondents shall jointly appoint 1 arbitrator.

(d)

When 3 arbitrators have been appointed in any arbitration pursuant to Section 19(c), the award shall be given by a majority decision. If there is no majority, the award shall be made by the chairman of the arbitral tribunal alone.

(e)

 Any award given by an arbitral tribunal appointed pursuant to Section 19(c) shall be final and binding. By agreeing to arbitration, the Parties waive irrevocably their right to any form of appeal, review or recourse to any court or other judicial authority.  The losing Party shall be responsible for the fees of CIETAC, the fees of the arbitrators, fees and expenses of the arbitration proceedings and all costs and expenses in relation to the enforcement of any arbitral award, including reasonable attorneys’ fees and expenses.

20.

Undertakings.  Each of the Company and Junli acknowledges that it fully understands all of the terms and conditions of this Option Agreement and hereby undertakes that it shall always act in good faith and, notwithstanding anything herein to the contrary, it shall not challenge, or permit any challenge against, or otherwise do anything to cast any doubt on the validity, effectiveness or enforceability of any of the terms of this Option Agreement, the failure of which shall constitute a material breach of this Option Agreement by Junli and the Company who shall be jointly and severally liable for such breach and all of the losses, damages, claims, actions, charges, penalties, fines, fees and expenses (including reasonable attorneys’ fees and expenses) that may be suffered or incurred by EZT in connection therewith.

[signatures appear on following page]

IN WITNESS WHEREOF, the Parties have executed this Option Agreement as of the date first written above.

EZT:	Company:

SUZHOU EZTRIPMART BUSINESS SERVICES CO., LTD.	SHANGHAI EZTRIPMART TRAVEL AGENCY CO., LTD.

By: /s/ Shu Keung Chui	By: /s/ Deng Ying
Name: Shu Keung Chui	Name: Deng Ying
Legal Representative	Legal Representative
(Company Seal)	(Company Seal)

Junli:

SHANGHAI JUNLI AIR SERVICE CO., LTD.

By: /s/ Deng Ying
Name: Deng Ying
Legal Representative
(Company Seal)

EXHIBIT A

NOTICE OF EXERCISE

To:

Board of Directors of Shanghai EZTripMart Travel Agency Co., Ltd.

Shanghai Junli Air Service Co., Ltd.

Pursuant to the terms of the attached Option Agreement, the undersigned hereby elects to [exercise][have [name of designee] exercise] the Option for [all of the equity interests in][all of the assets of] Shanghai EZTripMart Travel Agency Co., Ltd.

Suzhou EZTripMart Business Services Co., Ltd.

By:
Name:
Title:

Date: __________________________